Exhibit 32.2

HARLEYSVILLE NATIONAL CORPORATION
CERTIFICATION
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Harleysville National Corporation Annual Report on Form 10-K for the period ending December 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), I, George S. Rapp, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

By:	/s/ George S. Rapp
Senior Vice President and
Chief Financial Officer
Harleysville National Corporation
Date: March 2, 2006